                                                                    EXHIBIT 11.1


                              HARBINGER CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Three Months Ended        Six Months Ended
                                                                June 30,                 June 30,
                                                          --------------------      --------------------
                                                            1999         1998        1999         1998
                                                          -------      -------      -------      -------
Basic:

    Net income available to common
      shareholders...............................         $ 5,277      $ 1,959      $ 7,617      $   622
                                                          =======      =======      =======      =======

    Weighted average number of common
      shares outstanding.........................          38,294       41,853       39,082       41,451
                                                          =======      =======      =======      =======

    Basic earnings per share.....................         $  0.14      $  0.05      $  0.19      $  0.01
                                                          =======      =======      =======      =======

Diluted :

    Net income available to common
      shareholders...............................         $ 5,277      $ 1,959      $ 7,617      $   622
                                                          =======      =======      =======      =======

    Weighted average number of common
      shares outstanding.........................          38,294       41,853       39,082       41,451

    Effect of potentially dilutive stock options and
      warrants...................................           1,387        2,627        1,964        2,652
                                                          -------      -------      -------      -------

    Weighted average number of common
      shares outstanding assuming dilution.......          39,681       44,480       41,046       44,103
                                                          =======      =======      =======      =======

    Diluted earnings per share................. .         $  0.13      $  0.04      $  0.19      $  0.01
                                                          =======      =======      =======      =======